UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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Filed by a Party other than the Registrant  [   ]

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[   ]      Preliminary Proxy Statement
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            Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[   ]      Definitive Additional Materials
[   ]      Soliciting Material under ss. 240.14a-12

      CYBEROPTICS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CYBEROPTICS CORPORATION
5900 Golden Hills Drive
Minneapolis, MN 55416

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 5, 2004

To the Shareholders of
CYBEROPTICS CORPORATION:

        The Annual Meeting of Shareholders of CyberOptics Corporation (the “Company”) will be held on Friday, May 14, 2004, at the offices of Dorsey & Whitney LLP, 50 South Sixth Street, 15th Floor, Minneapolis, Minnesota at 3:00 p.m. for the following purposes:

1)	To elect six directors;

2)	To consider such other matters as may properly come before the meeting or any adjournments thereof.

        Only holders of record of Common Stock at the close of business on April 1, 2004, will be entitled to receive notice of and to vote at the meeting. Shareholders who do not expect to attend the meeting in person are urged to fill in, date, sign and promptly return the proxy in the enclosed envelope, or, for registered shareholders, promptly return your proxy online at http://www.eproxy.com/cybe, as described more completely on the enclosed proxy card. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

By Order of the Board of Directors

Thomas Martin Secretary

Minneapolis, Minnesota
April 5, 2004

IMPORTANT — PLEASE MAIL YOUR PROXY PROMPTLY
In order that there may be a proper representation at the meeting, you are urged, whether you own one share or many, to promptly complete, sign and mail your proxy, or to return it electronically at the website set up for this purpose.

CYBEROPTICS CORPORATION
5900 Golden Hills Drive
Minneapolis, MN 55416

PROXY STATEMENT

Annual Meeting of Shareholders to be held
on May 14, 2004

        We have prepared this proxy statement on behalf of our Board of Directors for use in soliciting proxies for our Annual Meeting of Shareholders to be held Friday, May 14, 2004. The annual meeting will be held on the 15th floor of the offices of Dorsey & Whitey LLP, 50 South Sixth Street, Minneapolis, Minnesota at 3:00 p.m. We will bear the cost of soliciting proxies, including the cost of preparing and mailing the Notice of Annual Meeting of Shareholders and this Proxy Statement. We have not retained a proxy solicitation agent or any other consulting firm to assist us with the proxy process. Instead, our officers or other regular employees may solicit proxies in person, by mail, telephone or facsimile, but will not receive any special compensation for these services.

        The only matter that our Board of Directors knows will be presented at the annual meeting is the election of directors. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ELECTION OF EACH DIRECTOR WHO HAS BEEN NOMINATED. Should any other matter properly come before the meeting, it is intended that the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such matter.

VOTING RIGHTS AND PROCEDURES

        If you return a proxy in the form solicited with this proxy statement, we will vote your shares in the manner that you have directed in the proxy form. If you complete the proxy form but do not direct us how to vote, your shares will be voted for the election of the nominees for director named in this proxy statement and in the manner the named proxies decide on any other matters properly brought before the meeting. If you “withhold vote for” one or more directors, we will consider your shares present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of the election of the directors for whom you have abstained. If a broker submits a proxy that indicates the broker does not have discretionary authority to vote shares, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote on the matters voted on at the meeting. You may revoke your proxy at any time before the meeting by delivering to our corporate secretary a written notice of termination of the proxies’ authority or a signed proxy bearing a later date.

        You must be a holder of record of our Common Stock at the close of business on April 1, 2004, to be entitled to receive notice of and to vote at the meeting. On April 1, 2004, we had 8,419,364 shares of common stock outstanding. Each outstanding share is entitled to one vote on all matters presented at the meeting.

        We are providing a copy of our Annual Report to Shareholders for the year ended December 31, 2003, with this Proxy Statement. We are mailing this Proxy Statement and a form of proxy on or about April 7, 2004.

PROPOSAL I-ELECTION OF DIRECTORS

        Our Nominating Committee has nominated six persons for election at the Annual Meeting: Steven K. Case, Alex B. Cimochowski, Kathleen P. Iverson, Erwin A. Kelen, Irene M. Qualters and Michael M. Selzer, Jr. Each nominee has served as one of our directors for more than one year. The following information is furnished with respect to each nominee as of March 31, 2004:

Name and Age	Principal Occupation and Business Experience for Past Five Years	Director Since
Steven K. Case Age 55	Chairman of CyberOptics since September 1995 and Chairman and Chief Executive Officer of Avanti Optics Corporation from May 2000 until February 2003; President of CyberOptics from 1984 until February 1998; adjunct Professor of Electrical Engineering at the University of Minnesota since 1978 and member of University Industry Advisory Board.	January 1984
Kathleen P. Iverson Age 48
	President and Chief Executive Officer of CyberOptics since January 2003; President and Chief Operating Officer of CyberOptics from January 2002 until January 2003; Vice President/General Manager, Complete Point Solutions, of Rosemount, Inc., a subsidiary of Emerson Electric Co., from December 2000 to January 2002; Vice President/General Manager, Worldwide Temperature, of Rosemount, Inc. from January 1996 to December 2000.	May 1998
Alex B. Cimochowski†^+ Age 64
	President and owner of Four Peaks Technologies, Inc., a printing company, since November 1996; independent business consultant from September 1995 to November 1996; Chief Executive Officer of Delphax Systems from November 1988 to September 1995.	May 1984
Erwin A. Kelen^+ Age 68
	President of Kelen Ventures since 1990; President of Datamyte February 1995 Corporation, a subsidiary of Allen Bradley Co., from 1984 until 1990; Director of Printronix, Inc., Insignia Systems, Inc. and Computer Network Technologies, Inc.	February 1995
Irene M. Qualters†+ Age 54
	Vice President, Research Information Services, Merck & Company, Inc. since 1999; President of Cray Research, a subsidiary of Silicon Graphics, Inc., and Senior Vice President of Silicon Graphics, Inc. from 1997 to 1998; Vice President of Silicon Graphics, Inc. from 1996 to 1997; Senior Vice President of Cray Research from 1995 until its acquisition by Silicon Graphics, Inc. in 1996.	June 1999
Michael M. Selzer, Jr.^†+ Age 51
	President, Chief Executive Officer and Director of Optobionics Corp., a medical device manufacturer, since November 2003. Chief Executive Officer of Urologix, Inc., a medical device manufacturer from 1999 to May 2003; Vice President and General Manager–Neurostimulation Business of Medtronic, Inc., a medical device manufacturer, from 1994 until December 1998.	June 1999

† Member of Audit Committee
^ Member of Compensation Committee
+ Member of Nominating Committee

        All nominees elected at the Annual Meeting will serve until the next annual meeting or until their earlier death, resignation, removal or disqualification. The persons named in the accompanying proxy intend to vote the proxies held by them in favor of the nominees named above as directors, unless otherwise directed. Should any nominee for director become unavailable for any reason, the proxies will be voted in accordance with the best judgment of the persons named therein. The Board of Directors has no reason to believe that any candidate will be unavailable.

        The affirmative vote of the holders of a majority of the common stock represented at the meeting is required for the election of each director. The Board of Directors recommends a vote FOR each nominee.

      INFORMATION ABOUT OUR BOARD OF DIRECTORS AND ITS COMMITTEES, AND OTHER CORPORATE GOVERNANCE MATTERS

Our Board

        Under the Minnesota Business Corporation Act, and our Articles of Incorporation and Bylaws, our business and affairs are managed under the direction of our Board of Directors. Our Board currently consists of seven members, six of whom are standing for reelection at the annual meeting. We require that a majority of the members of our Board of Directors be “independent” within the meaning of the requirements of the Nasdaq Stock Market listing standards. Based on information contained in questionnaires completed by each director and otherwise available to us, our Board of Directors has concluded that each of Mr. Cimochowski, Mr. Kelen, Ms. Qualters and Mr. Selzer, constituting a majority of our Board, is independent not only within the meaning of the Nasdaq Marketplace Rules, but within the meaning of the heightened standards applicable to members of an audit committee contained in Section 301 of The Sarbanes Oxley Act of 2002 and Rule 4350(d) of the Nasdaq Marketplace Rules.

        Our Board has long strived to maintain sound corporate governance, consistent with the scope of our operations and the integrity of our personnel. Accordingly, attendance by our Board members at all meetings has been a continuing goal and we devote considerable effort to scheduling meetings so that all directors may attend and may review financial information regarding our quarterly and annual results prior to public release. During the year ended December 31, 2003, we had four regular meetings of the Board and each director attended 100% of the meetings. Our Board also acted by written consent twice during 2003. Our independent directors meet in separate, executive session without management or management directors as part of each regular meeting of the Board and met in executive session four times during 2003.

        We require that all Board members use their best efforts to attend our annual shareholder meeting. All of our directors attended the annual meeting held on May 16, 2003.

Committees of our Board

        Our Board has three committees: An Audit Committee, a Compensation Committee and a Nominating Committee, each of which has a written charter. A copy of the charter for the Audit Committee is attached to this proxy statement, and copies of the charters for all three committees may be reviewed on our website at www.cyberoptics.com.

        Audit Committee. Our Audit Committee assists our Board in overseeing and monitoring our accounting and financial reporting processes, audits of our financial statements, the independence and performance of our independent auditors and our compliance with legal and regulatory requirements. The Audit Committee reviews all interested party transactions and oversees our Code of Conduct. The Audit Committee has sole authority to appoint, determine funding for, retain and oversee our independent auditors and to pre-approve all audit services and permissible non-audit services. It is our policy to present to the entire committee proposals for all audit services and permissible non-audit services prior to engagement.

        Our Audit Committee currently consists of Mr. Cimochowski (Chair), Ms. Qualters and Mr. Selzer, each of whom is an “independent director” within the meaning of Section 301 of The Sarbanes Oxley Act of 2002 and Nasdaq listing standards applicable to audit committees. Our Board of Directors has identified Mr. Cimochowski and Mr. Selzer as “audit committee financial experts” within the definition recently established by the Securities and Exchange Commission. The Audit Committee held five meetings and acted once by written consent during 2003. All members of the committee attended 100% of the meetings. The report of the Audit Committee is contained on pages 13 of this proxy statement.

        Compensation Committee. Our Compensation Committee establishes the compensation of our executive officers, including our Chief Executive Officer, administers our stock-based benefit plans, including our Restated Stock Option Plan, 1998 Stock Incentive Plan and our Employee Stock Purchase Plan, and makes recommendations to our Board regarding director compensation. The Compensation Committee currently consists of Mr. Selzer (Chair), Mr. Kelen and Mr. Cimochowski, each of whom is an independent director under Nasdaq listing standards. During 2003, the Compensation Committee held four meetings, and each member of the committee attended each meeting held while a member of the Committee. The report of the Compensation Committee on executive compensation is contained on page 6 of this proxy statement.

        Nominating Committee. We formed a nominating committee, consisting of Mr. Cimochowski, Mr. Kelen, Ms. Qualters and Mr. Selzer, each of whom is an independent director within the meaning of the Nasdaq listing standards, in December 2003. The Nominating Committee identifies individuals qualified to become Board members and recommends to the Board nominees to fill vacancies in membership of the Board as they occur and, prior to each Annual Meeting of Shareholders, recommends a slate of nominees for election as Directors at such meeting. We generally require that each Director be an individual of the highest character and integrity, have substantial experience which is of particular relevance to CyberOptics, have sufficient time available to devote to our affairs, and represent the best interests of all our stakeholders, including our shareholders. The Nominating Committee has discretion as to the determination of which individuals will best fit these criteria.

        Although most nominations have originated from recommendations of officers or board members, and all of the nominees for the 2004 annual meeting are currently directors and are being re-nominated as such, the Nominating Committee will consider suggestions from other stakeholders, including shareholders, for nominees for the 2005 annual meeting. Any shareholder who wishes to recommend that a specific individual (other than the shareholder and other than someone who would not be independent under Nasdaq listing standards) be considered for nomination for the 2005 meeting should contact the Board with specific information about the proposed nominee, including an appropriate resume, prior to December 6, 2004. Methods of communicating with our Board are described on our website at www.cyberoptics.com. The Nominating Committee will consider these recommendations, but has absolute discretion as to whether to recommend any individual for nomination. Our Nominating Committee has not established minimum standards for directors, nor has it pre-established objective procedures or processes, other than as described above, for nominations. For the 2004 annual meeting, our Nominating Committee concluded that members of our Board of Directors meet the criteria set forth above, and that, given the current scope of our operations, there is not currently a need for additional expertise on the Board that would justify the expense of additional directors.

Other Corporate Governance Matters: Our Code of Conduct and Means of Shareholder Communications With the Board

        Although many of the principles relating to our corporate governance have been in place for years, we have adopted several new policies in response to regulatory and legal developments. In February 2003, we formalized our ethical code by adopting a formal Code of Conduct that is applicable to all of our officers, directors and employees, including our senior financial officers. A copy of our Code of Conduct may be found on our website at www.cyberoptics.com.

        We have also established procedures for communication by our shareholders with our directors. Shareholders may send communications by mail to the attention of:

Ethics Officer
CyberOptics Corporation
5900 Golden Hills Drive
Golden Valley, MN 55416

        You may also send communications by e-mail to board@cyberoptics.com. Our Ethics Officer will review all communications received and provide copies, or summaries, of those communications which are not frivolous or vexatious to the Chair of our Audit Committee for consideration. These procedures may also be found at our website at www.cyberoptics.com.

Compensation of Our Independent Directors

        None of Mr. Cimochowski, Mr. Kelen, Ms. Qualters or Mr. Selzer receive any compensation from us for services other than services in their capacities as members of our Board of Directors or of a committee of our Board of Directors. Each of Mr. Cimochowski, Mr. Kelen, Ms. Qualters and Mr. Selzer is “independent” under the rules of the Nasdaq and the SEC. Our independent directors receive directors’ fees of $1,000 per meeting attended, and $500 per meeting held by conference call. Each of our independent directors also receives an option to purchase 4,500 shares, which is exercisable from the date of grant, at each annual meeting at which the director is elected or reelected. Dr. Case and Ms. Iverson, who are also employees and not independent directors, do not receive any additional compensation for service as Board members.

Executive Officers

        Our current executive officers include Ms. Iverson, Dr. Case and Scott G. Larson, 43, who started as our Controller in October 1995, was promoted to Director of Financial Reporting in February 2000, and was promoted to Vice President–Finance and Chief Financial Officer in August 2000. Before joining CyberOptics, Mr. Larson was Controller of Medisys, Inc., a publicly traded medical device company.

EXECUTIVE COMPENSATION

Compensation Committee Report of the Board of Directors

        Our executive compensation policies are recommended and administered by the Compensation Committee of our Board of Directors. The members and duties of the Compensation Committee are described on page 4 of this proxy statement.

        The principal objective of our compensation policy is to increase shareholder value by providing an incentive to our officers and employees to maximize our performance. Although the Compensation Committee normally reviews and resets base salary, annual incentive compensation and long-term equity incentives annually, our Compensation Committee did not increase salaries of our two most senior executives in either 2002 or 2003 because of the continued depressed market for suppliers of inspection equipment to the electronics market and continued losses we incurred. The Compensation Committee reviewed executive salaries in June 2003, and increased Mr. Larson’s base salary but because of a continued desire to conserve expense, did not increase the salaries of Ms. Iverson and Dr. Case. Further Ms. Iverson and Dr. Case voluntarily instituted a 10% reduction in salaries in September 2003 to help reduce expenses. As a result, the annual base salary of Ms. Iverson, as Chief Executive Officer, declined slightly from 2002 to 2003 (2002 base salary in the compensation table on page 7 reflects partial year salary for Ms. Iverson).

        We annually establish a bonus program that pays bonuses based on a matrix that is dependent on both increases in revenue and in net income before income taxes and assign approximately 70% of an executive’s overall bonus target through this program. We created such a matrix in early 2003. Although we have often based the remaining 30% on personal objectives for executives, because of continued market difficulties, the need to continue to provide incentive to management and a desire to align management’s incentives with those of all employees, we based the remaining 30% of executive bonuses for 2003 on a revenue milestone. We substantially exceeded our revenue goals during the last six months of 2003, and although we were not profitable for the full year, were profitable during the last quarter. Based on the revenue milestone, each of management received a bonus. Ms. Iverson received a bonus of $18,000 based on this milestone for the year ended December 31, 2003.

        We use stock options as our primary long-term incentive. We granted Dr. Case a 50,000 share option to encourage his efforts when he again became a full time employee in February 2003. For most of our employees, we used stock options during 2003 primarily as a retention mechanism and as mechanism to improve moral. In December 2003, we granted stock options to substantially all of our employees, except Dr. Case and Ms. Iverson, in recognition of their efforts during a difficult business period in 2002 and 2003. Ms. Iverson and Dr. Case, in part because of the substantial option grants they had received in 2002 and 2003, respectively, voluntarily agreed to forgo additional grants in 2003.

        The Compensation Committee believes that the compensation program for executive officers during the year 2003 achieved the principal objectives for which it was designed.

Edwin A. Kelen Michael M. Selzer, Jr.

Summary Compensation Table

        The cash and non-cash compensation that we have paid for the last three fiscal years, or that was earned by, our Chief Executive Office and our other executive officers is detailed in the following table.

						Long-term Compensation
		Annual Compensation				Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation		Restricted Stock Awards	Securities Underlying Options(#)	LTIP Payouts	All Other Compen- sation(1)

Kathleen P. Iverson	2003	$219,375	$18,000	—		—	—	—	$6,720
Chief Executive	2002	212,019	68,500	—		—	85,000	—	3,037
Officer, President
& Director(2)
Steven K. Case	2003	222,231	19,500	—		—	50,000	—	2,222
Chairman(3)	2002	91,538	—	—		—	76,000	—	4,365
	2001	92,010	—	14,712	(4)	—	13,000	—	2,142
Scott G. Larson	2003	132,115	9,000	—		—	15,000	—	3,963
Vice President-	2002	119,000	—	—		—	26,000	—	3,632
Finance & Chief	2001	117,838	—	—		—	3,000	—	5,268
Financial Officer

____________________

(1)	Includes contributions to a 401K plan, and for some officers, travel bonus reimbursements, and tax preparation reimbursements.
(2)	Ms. Iverson began her employment with us in January 2002 and her 2002 bonus includes a $38,500 hiring bonus and $30,000 guaranteed bonus paid in 2003.
(3)	Dr. Case worked half time for us until February 2003 when he returned as a full-time employee.
(4)	Represents payout of accrued and unused vacation pay.

Long-Term Incentive Plan Awards/Employment Agreements

        Other than our Employee Stock Purchase Plan, our Restated Stock Option Plan and the 1998 Stock Incentive Plan, we do not maintain any long-term incentive plans. We do not have any employment agreements with any of the executive officers named in the Summary Compensation Table.

Stock Options

        We maintain a 1998 Stock Incentive Plan, Restated Stock Option Plan, and a Stock Option Plan for Nonemployee Directors. Our Compensation Committee may grant stock options to our executive officers, other employees and consultants under the 1998 Stock Incentive Plan. The following table sets forth information with respect to options granted during 2003 to our executive officers:

Option Grants in 2003

Name	Options Granted(#)		% of Total Options Granted to Employees in 2003	Exercise Price ($/Sh)	Expiration Date	Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
						5%($)	10%($)

Ms. Iverson	—		0%	—	—	—	—
Dr. Case	50,000	(2)	15.25%	$6.02	2/14/2010	$490,297	$780,716
Mr. Larson	15,000	(2)	8.14%	10.00	12/06/2010	244,334	389,061

____________________

(1)	Represents the realizable value from the date of grant until termination, without discounting to present value, assuming appreciation in the market value of the common stock from the market price on the date of grant at the rates indicated. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, and overall stock market conditions. The amounts reflected in this table may not be achieved.
(2)	Options vest 25% per year commencing one year after grant and expire seven years after the grant.

        The following table sets forth information with respect to options exercised during 2003 and held by our executive officers:

Aggregated Option Exercises in 2003 and Option Values as of December 31, 2003

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options At December 31, 2003(1)		Value of Unexercised In-the-money Options At December 31, 2003(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable

Ms. Iverson	—	—	34,750	63,750	$56,438	$169,312
Dr. Case	5,000	$12,530	201,750	112,250	161,157	236,500
Mr. Larson	—	—	21,250	37,250	4,700	11,250

____________________

(1)	All of such options are exercisable at a price equal to the fair market value of the Common Stock as reported on the Nasdaq National Market ("Nasdaq") on the date of grant.
(2)	Represents the difference between the closing price of the Common Stock as reported on Nasdaq on December 31, 2003, and the exercise price of the options.

Equity Compensation Plan Information

        The following table describes shares of our common stock that are available for purchase under outstanding options, or reserved for issuance under options or other rights that may be granted in the future, under our equity compensation plans:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding those reflected in column(a))

Equity compensation plans approved by security holders
Restated Stock Option Plan	452,881	$ 10.59	0
1998 Stock Incentive Plan	710,751	14.11	367,365	(1)
Stock Option Plan for	157,500	11.15	45,300
Nonemployee Directors
Employee Stock Purchase Plan	—	—	201,174	(2)
Equity compensation plans not approved by security holders
Options issued to executives	210,435	12.29	—
and certain other employees
upon initial employment(3)
TOTAL	1,531,567	$ 12.51	613,839

____________________

(1)	In addition to options, shares may be issued in restricted stock awards, performance awards and other stock-based awards.
(2)	Shares are issued based on employees' elections to participate in the plan.
(3)	Represent options received by executives and certain other employees prior to 2003 upon their initial employment by the Company and granted on the same terms as those options granted under equity compensation plans approved by security holders. None of these options qualify as incentive stock options.

CERTAIN TRANSACTIONS

        Avanti Optics Corporation. On August 7, 2000, we entered into an organization agreement with Avanti Optics Corporation (“Avanti”), a newly formed entity for which Dr. Steven K. Case, our Chairman, served as Chairman and Chief Executive Officer, and for which Erwin A. Kelen, a director of CyberOptics, served as a director. Avanti was formed to pursue the development of products for the photonics markets. Dr. Case and his family members acquired 13,500,000 shares, or approximately 65% of the outstanding shares, of Avanti for $1,350,000 cash. We acquired 3,833,250 shares, or approximately 12% of the outstanding shares, of Avanti for approximately $190,000 cash, the right to hire specified CyberOptics employees, title to equipment we had used in photonics research, a potential business agreement with a telecommunications company for a photonics inspection system, and a license to use some of the intellectual property we had developed for the electronics markets. We also agreed to partially fund development of a photonics inspection system that Avanti was pursuing in return for rights to the technology that was developed. We provided Avanti with a total of $224,516 of funding under this arrangement in 2000, but terminated funding when the development effort was terminated.

        Between August 2000 and April 2002, Avanti completed a venture capital financing in which it sold preferred stock and completed several smaller sales of common stock, raising $3,400,000 to finance operations. We determined not to invest in these financings because we obtained no commercial advantage through the financings and because we had determined to focus our development efforts on our core business.

        After considerable negotiation, on April 30, 2002, we loaned an additional $1.5 million to Avanti under a convertible promissory note that was secured by all of Avanti’s intellectual property and accompanied by warrants and exclusive rights to manufacture and distribute manual and semi-automated equipment that Avanti was developing. The note bore interest at 3% above the prime rate of interest and was repayable on April 30, 2003, or upon an earlier event of default. The loan and any accrued interest was to automatically convert to the type of equity shares Avanti issued at the closing of the next qualifying equity financing occurring on or before the maturity date of the loan at 80% of the price in that equity round, and if there was a change of control prior to conversion, we were entitled to receive twice the principal and interest then outstanding on the loan. In consideration of the loan, we also received a five-year warrant to purchase the number of shares of Avanti equity securities as was equal to $450,000 (30% warrant coverage) divided by the price per share in the next equity financing of Avanti. The exercise price of the warrant was equal to the price in such next equity financing. The loan was made in part to acquire the exclusive rights to manufacture and distribute manual and semi-automated equipment for the assembly of surface mountable optical components that were then under development by Avanti. Our Board of Directors, with Dr. Case and Mr. Kelen not participating, concluded that there was substantial potential for these manual and semi-automated assembly machines and that the transaction was on as good, or better, terms as could be obtained from other companies in Avanti’s industry.

        Although Avanti met its development objectives, primarily because of the dramatic disintegration of markets and financing for photonics equipment companies and equipment manufacturers, Avanti was unable to locate additional financing. By December 31, 2002, it had virtually depleted its funds, significantly curtailed operations and notified us that it was unlikely to be able to repay its obligations under the loan. In February 2003, Avanti completely ceased business operations. By settlement agreement dated February 14, 2003, we foreclosed on the intellectual property assets of Avanti, and accepted capital equipment and cash as partial payment for the interest accrued under its loan. Three of Avanti’s employees, including Dr. Case, became full-time employees of CyberOptics.

SHAREHOLDER RETURN

        The following graph compares the cumulative total shareholder return on our common stock from January 1, 1999 through December 31, 2003 with the cumulative total return on a broad market index (the Nasdaq NMS Index) and a peer group index (the Nasdaq Computer and Data Processing Index). In each case, we have calculated the cumulative return assuming an investment of $100 on January 1, 1999, and reinvestment of all dividends.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under federal securities laws, our directors and officers, and any beneficial owner of more than 10% of our common stock, are required to report their ownership of our equity securities and any changes in ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established by the SEC, and we are required to disclose in this Proxy Statement any delinquent filing of those reports and any failure to file reports during the fiscal year ended December 31, 2003. Except for Mr. Larson, who filed late a Form 4 reporting an option grant, and Mr. Cimochowski, who filed late a Form 5 reporting a gift to his child, and based upon information provided by officers and directors, all our officers, directors and 10% shareholders otherwise filed all reports on a timely basis in the 2003 fiscal year.

SHARES OUTSTANDING

        The following table provides information at February 29, 2004 about the ownership of our common stock by each person known to us to beneficially own 5% or more of our common stock, by each of our directors, by each of our executive officers, and by all our officers and directors as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Third Avenue Management LLC
767 Third Avenue
New York, New York 10017-2023(2)	1,228,599	14.7%
Leroy C. Kopp and
Kopp Investment Advisors, Inc. and
Kopp Holding Company
7701 France Avenue South, Ste 500
Edina, MN 55435(3)	1,190,631	14.2%
Steven K. Case
5900 Golden Hills Drive
Minneapolis, MN 55416(4)	644,750	7.5%
Alex B. Cimochowski(4)	39,556	*
Kathleen P. Iverson(4)	55,327	*
Erwin A. Kelen	111,000	1.3%
Irene M. Qualters	22,500	*
Steven M. Quist	223,368	2.6%
Michael M. Selzer, Jr.	22,950	*
Scott Larson	24,113	*
All executive officers and directors as a group (9 persons)	1,143,564	12.7%

____________________

*	Less than 1%
(1)	Includes 209,250 shares for Dr. Case, 27,000 shares for Mr. Cimochowski, 47,250 shares for Ms. Iverson, 90,000 shares for Mr. Kelen, 22,500 shares for Ms. Qualters, 188,935 shares for Mr. Quist, 22,500 shares for Mr. Selzer, 16,750 shares for Mr. Larson, and 624,185 shares for all officers and directors as a group, purchasable upon exercise of options exercisable within 60 days of February 29, 2004.
(2)	Based on an amendment to Schedule 13G filed January 20, 2004. Third Avenue Management has sole dispositive power over all such shares, but sole voting power over only 963,199 shares.
(3)	Based on an amendment to Schedule 13G filed January 26, 2004. Includes 111,500 shares held by Leroy Kopp, 911,681 shares over which Kopp Investment Advisers, Inc. ("KIA") has sole voting power, 260,000 shares over which KIA has sole power of disposition and 819,131 shares over which KIA has shared power of disposition.
(4)	Includes, for Dr. Case 30,000 shares, for Mr. Cimochowski 3,975 shares, and for Ms. Iverson 5 shares, held by a spouse, or directly or in trust for children.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        Our management is responsible for our internal controls and our financial reporting process. Our independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on those financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes.

        Our Audit Committee has met and held discussions with our management and our independent accountants. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and our independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

        Our independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the accounting firm’s independence. The Committee also considered whether non-audit services provided by the independent accountants during the last fiscal year were compatible with maintaining the independent accountants’ independence.

        Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed with the Securities and Exchange Commission.

Members of the Audit Committee
Alex B. Cimochowski Michael M. Selzer, Jr. Irene M. Qualters

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

        We have not yet selected independent auditors for the fiscal year ending December 31, 2004 but have engaged PricewaterhouseCoopers LLP to conduct procedures in connection with our quarterly financial statements, to provide tax consulting and to assist us with tax filings. Representatives of PricewaterhouseCoopers LLP, which has served as our independent accountants since July 1994, are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Independent Accountant Fees and Services.

        The following is a summary of the fees billed to us by PricewaterhouseCoopers LLP for professional services rendered for the years ended December 31, 2002, and December 31, 2003:

Fee Category	2002 Fees	2003 Fees
Audit Fees	$122,000	$118,000
Audit-Related Fees	29,000	9,000
Tax Fees	316,000	140,000
All Other Fees	—	—

Total Fees	$367,000	$267,000

        Audit Fees consist of fees billed for professional services rendered for the audit of our annual consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

        Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consolidations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, tax consultation concerning treatment of income taxes in U.S. GAAP based financial statements and consultations concerning financial accounting and reporting standards.

        Tax Fees consist of fees billed for professional services for tax compliance, tax advice and tax planning, as well as some personal tax preparation services for US personnel working on behalf of the Company overseas. These services include assistance regarding federal, state and international tax compliance, tax audit defense, custom and duties, acquisitions and divestitures and international tax planning.

        All Other Fees consist of fees for products and services other than the services reported above.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE NEXT ANNUAL MEETING

        Any shareholder wishing to include a proposal in our proxy solicitation materials for our next annual meeting of shareholders must submit the proposal for consideration in writing to our corporate Secretary at our principal executive offices, 5900 Golden Hills Drive, Minneapolis, MN 55416, no later than December 6, 2004.

        Under our Bylaws, in order for business to be properly brought before the next annual meeting by a shareholder, or in order for a nominee for director to be considered at the next annual meeting, the shareholder must give us written notice of the shareholder’s intent to bring a matter before the annual meeting, or nominate the director, no later than December 6, 2004. Each notice must describe the matter, the shareholder who intends to bring the matter before the meeting and the business desired to be conducted, as set forth in greater detail in our Bylaws.

        Our management will use discretionary authority to vote against any shareholder proposal, or director nominee not made by management, presented at the next annual meeting if: (i) the proposal or nominee has been properly omitted from our proxy materials under federal securities laws; (ii) notice of the proposal or nominee was not submitted to the Secretary at the address listed above by December 6, 2004;

or (iii) the proponent has not solicited proxies in compliance with federal securities laws from the holders of at least the percentage of our voting shares required to carry the proposal or elect the nominee.

GENERAL

        Our Board of Directors does not know of any matters other than those described in this proxy statement that will be acted upon at the Annual Meeting. In the event that any other matters properly come before the meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS
Thomas Martin Secretary

Dated: April 5, 2004

CyberOptics Corporation

Audit Committee Charter
As Amended and Restated December 5, 2003

        The Audit Committee (the “Committee”) is a committee of the Board of Directors (the “Board”) of CyberOptics Corporation (the “Company”) designed to assist the Board in overseeing and monitoring (1) the accounting and financial reporting processes of the Company, including management’s conclusions regarding the adequacy of the Company’s internal controls, (2) audits of the financial statements of the Company, (3) the independence and performance of the Company’s independent auditors and (4) the compliance by the Company with legal and regulatory requirements.

I. Roles and Responsibilities

A. Maintenance of Charter. The Committee shall review and reassess the adequacy of this formal written charter (the “Charter”) on at least an annual basis.

B. Financial Reporting. The Committee, to the extent necessary and appropriate, shall:

•	Review and discuss with the independent auditor the scope and plans for its audit examination, its audit procedures and the results of the annual audit examination, including any accompanying management letters.
•	Review and discuss with management and with the Company’s independent auditors the Company’s audited financial statements, including disclosures made in management’s discussion and analysis, and indicate to the Board whether the Committee recommends that the audited financial statements be included in the Company’s Annual Report on Form 10-K.
•	Prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.
•	Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s audited financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.
•	Review and discuss, on a quarterly basis, a report from the independent auditors on:
1.	All critical accounting policies and practices used by the Company
2.	All alternative treatments of financial information within generally accept accounting principles that have been discussed with management, ramifications of the use of alternative disclosures and treatments and the treatment preferred by the independent auditor
3.	Other material written communications between the independent auditor and management, including the management letter and the schedule of unadjusted differences (if any)
•	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.
•	Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

•	Review with management and the independent auditors the Company’s quarterly financial statements prior to the filing of its Quarterly Reports on Form 10-Q. The review may be conducted through a designated representative member of the Committee.
•	Meet with management and the independent auditor in separate executive sessions.

C.  Relationship with Independent Auditors. The Committee shall:

•	Have sole authority to appoint, determine funding for, retain and oversee independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee. The Company shall provide for appropriate funding, as determined by the Committee in accordance with this paragraph, for the compensation to independent auditors.
•	Pre-approve all audit services and permissible non-audit services (including the fees and terms thereof), subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. The Committee may delegate to a subcommittee the approval of permissible non-audit services.
•	at least annually, obtain and review a report by the independent auditor describing:
•	the independent auditor's internal quality-control procedures;
•	any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor’s firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues;
•	all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard I.
•	Actively engage in a dialog with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors.
•	Take appropriate action to oversee the independence of the independent auditors.

D.  Related Party Transactions. The Committee shall review, approve or disapprove, and report to the Board regarding all “related party transactions” (as defined in Securities and Exchange Commission Regulation S-K, Item 404), including all transactions between the Company and any director or officer (excepting compensation relationships for their services as such), and between the Company and any person or entity in which a director or officer has a material financial interest.

E.  Resolution of Complaints. The Committee shall:

•	Oversee the Company’s Code of Ethical Conduct, which will include (but not be limited to) a code of ethics for senior financial officers as contemplated by Section 406(c) of the Sarbanes-Oxley Act of 2002.
•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters (which may be part of the Company’s general code of ethics and compliance procedures).
•	Ensure, to the extent possible, that such complaints by employees regarding questionable accounting and auditing matters are treated confidentially and anonymously.

II. Membership Requirements

•	The Committee shall consist of at least three directors chosen by the Board.
•	The members of the Committee shall meet the independence and experience requirements of The Nasdaq Stock Market, Section 10A(m)(3) of the Exchange Act and the rules and regulations of the SEC.
•	Each member of the Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement.
•	At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or comparable experience or background (such as a position as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities) which results in financial sophistication, recognized financial or accounting expertise.
•	No member of the Committee shall either directly or indirectly accept any consulting, advisory or other compensatory fee from the Company other than for service on the Board or a committee.
•	No member of the Committee shall not be an affiliate (member owns or controls, directly or indirectly, 20% or more of the company’s voting stock, or such other lower threshold as the SEC may establish) of the Company.

III.  Structure

•	The Committee shall appoint one of its members to act as a Chairperson, either generally or with respect to each meeting.
•	The Committee Chairperson shall review and approve an agenda in advance of each meeting.
•	The Committee shall meet at least twice annually, or more frequently as circumstances dictate.
•	The Committee shall have authority to conduct or authorize investigations into any matters within its scope of responsibilities.
•	The Committee shall have the authority to engage, and determine funding for, special legal, accounting or other advisors as it deems necessary to carry out its duties. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any advisors employed by the Committee and for any other ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.
•	The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

        While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements or disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. This is the responsibility of management and, to the extent described in their engagement letter and in their opinion with respect to the financial statements, the independent auditors.

M  A  K  I  N  G    L  I  G  H  T    W  O  R  K

CYBEROPTICS CORPORATION

2004 ANNUAL SHAREHOLDERS MEETING
May 14, 2004

proxy

This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Steven K. Case, Kathleen P. Iverson and Scott G. Larson, and each of them, with power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of CyberOptics Corporation, to be held on May 14, 2004, and any adjournments thereof, as specified below on the matters referred to, and, in their discretion, upon any other matters which may be brought before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY BY
MAIL OR ELECTRONICALLY AS DESCRIBED ON THE REVERSE SIDE.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 13, 2004.
•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/cybe/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 13, 2004.
•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to CyberOptics Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

The Board of Directors Recommends a Vote FOR Item 1.

1. Election of directors:	01 Steven K. Case 02 Alex B. Cimochowski	03 Kathleen P. Iverson 04 Erwin A.Kelen	05 Irene M. Qualters 06 Michael M. Selzer, Jr.	[ ]	Vote FOR all nominees (except as marked)	[ ]	WITHHOLD AUTHORITY to vote for all nominees

(Instructions: To withhold authority to vote for a specific nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To vote with discretionary authority on any other matter that may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE DIRECTORS NAMED IN PROPOSAL 1.
Address Change? Mark Box [  ]     Indicate changes below:

Date

Signature(s) in Box
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.